COMMODITIES STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Face

Market

Shares

Value

Amount

Value

CURRENCY EXCHANGE TRADED FUNDS

REPURCHASE AGREEMENTS 0.8%

16.7%

Collateralized by obligations of

iShares S&P GSCI

the U.S. Treasury or U.S.

Commodity Indexed

Government Agencies

Trust*†

659,486

$

________

49,111,922

Lehman Brothers Holdings, Inc.

Total CURRENCY EXCHANGE

issued 06/30/08 at 0.25% due

TRADED FUNDS

07/01/08

$

2,354,514

$

________

2,354,514

(Cost $41,599,804)

________

49,111,922

Total Repurchase Agreements

Face

(Cost $2,354,513)

________

2,354,514

Amount

STRUCTURED NOTES 39.1%

Total Investments 58.9%

Credit Suisse, S&P GSCI Total

(Cost $114,397,529)

$

_________

173,526,919

Return Linked Notes at 2.45%

Other Assets in Excess of

due 09/30/08 ††

$

195,995

54,838,001

Liabilities – 41.1%

$

_________

121,273,407

Swedish Export Credit Corp.,

Net Assets – 100.0%

$

294,800,326

S&P GSCI Total Return

*

Non-Income Producing Security.

Linked Notes at 2.50% due

†

All or a portion of this security is on loan at June 30, 2008.

11/14/08††

70,000

15,793,680

††

Structured Notes are leveraged, providing an exposure to

Swedish Export Credit Corp.,

the underlying benchmark greater than the face amount.

S&P GSCI Total Return

The total exposure to the S&P GSCI is $277,347,841 as of

Linked Notes at 2.80% due

June 30, 2008.

03/27/09††

90,000

14,124,600

Eksport Finans, S&P GSCI

Total Return Linked Notes at

2.67% due 06/12/09††

95,000

12,253,100

Swedish Export Credit Corp.,

S&P GSCI Total Return

Linked Notes at 2.58% due

03/16/09††

60,000

10,717,020

Swedish Export Credit Corp.,

S&P GSCI Total Return

Linked Notes at 2.65%due

05/05/09††

50,000

________

7,422,100

Total STRUCTURED NOTES

(Cost $63,531,230)

________

115,148,501

Shares

SECURITIES LENDING COLLATERAL 2.3%

Mount Vernon Securities

Lending Trust Prime

Portfolio

6,911,982

$

________

6,911,982

Total Securities Lending Collateral

(Cost $6,911,982)

________

6,911,982

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